UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 19, 2014

Semtech Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Compensatory Arrangements with Certain Officers.

Amendment of Employment Offer Letter with Mr. Maheswaran

On December 19, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Semtech Corporation (the “Company”) approved a letter agreement (the “Letter Agreement”) with Mohan Maheswaran, the Company’s President and Chief Executive Officer, to amend his existing employment offer letter with the Company, originally dated as of March 8, 2006 and as subsequently amended (the “Offer Letter”). The following summary of the Letter Agreement is qualified in its entirety by reference to the text of the Letter Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Letter Agreement provides for a new five-year term for the Offer Letter (as amended by the Letter Agreement) that will expire on December 19, 2019 (unless earlier terminated upon a termination of Mr. Maheswaran’s employment), and will not be subject to automatic extensions, provided that if a “Change in Control” (as defined in the Letter Agreement) occurs during the term of the Offer Letter then in effect, the term of the Offer Letter will not terminate earlier than the second anniversary of such Change in Control.

Mr. Maheswaran’s Offer Letter provides that he will be entitled to certain severance benefits in the event his employment by the Company is terminated by the Company other than for “Cause” (as defined in the Offer Letter) or by Mr. Maheswaran for “Good Reason” (as defined in the Offer Letter), in either case within 12 months following a “Change in Control” of the Company. The Letter Agreement amends this provision of the Offer Letter to provide that Mr. Maheswaran will be entitled to such severance benefits in the event his employment by the Company is terminated under the circumstances described above and such termination of employment occurs during a “Change in Control Window.” As defined in the Letter Agreement, a “Change in Control Window” is the period (i) beginning on the earlier of (a) 90 days prior to a Change in Control or (b) the execution of a definitive agreement to effect a transaction that, if consummated in accordance with the proposed terms, would constitute a Change in Control (provided that the transaction with the party to the definitive agreement is actually consummated within one year following the execution of such definitive agreement and such transaction actually constitutes a change in control), and (ii) ending on the second anniversary of such Change in Control. “Change in Control” means a change in control of the Company, as more specifically defined in the Letter Agreement. The Letter Agreement also provides that in the event Mr. Maheswaran is terminated under these circumstances during a Change in Control Window, he will be entitled to the following additional benefits (in addition to those benefits already provided for in the Offer Letter):

•                  pursuant to the terms of the Semtech Executive Compensation Plan, accelerated vesting of any unvested account balance under such plan; and

•                  unless otherwise provided for in the applicable award agreement or the Offer Letter, accelerated vesting of any unvested Company equity awards subject to only time-based vesting conditions (including any such award that was originally subject to performance-vesting conditions but as to which the award is subject only to time-based vesting conditions following a Change in Control (as described below)).

Mr. Maheswaran’s right to receive the severance benefits described above remains contingent on him providing a general release of claims in favor of the Company and complying with certain restrictive covenants in favor of the Company.

The Letter Agreement provides that, upon the occurrence of a Change in Control, and unless otherwise expressly provided for in an applicable award agreement, as to any then outstanding and unvested Company equity awards that are subject to performance-based vesting conditions, the number of shares or units subject to the award will be adjusted to equal the “target” number of shares or units subject to the award, and such adjusted equity award will remain subject to any time-based vesting requirements under the original terms of the award (and will be subject to any accelerated vesting with respect to time-based vesting equity awards under the severance provisions of the Letter Agreement as described above).

In all other respects, the material terms of the Offer Letter remain unchanged.

Executive Change in Control Retention Plan.

On December 19, 2014, the Compensation Committee adopted the Semtech Corporation Executive Change in Control Retention Plan (the “CIC Plan”) and approved the participation in the CIC Plan of the Company’s named executive officers, excluding Mr. Maheswaran, and certain other executives of the Company. Effective as of the date of its adoption, the CIC Plan supersedes and replaces in its entirety the Semtech Corporation Amended and Restated Executive Change in Control Retention Plan, which originally took effect on September 28, 2010 (the “Prior CIC Plan”).

The CIC Plan is designed to provide incentives for eligible persons to exert maximum efforts for the Company’s success, and to retain those persons, even in the face of a potential “Change in Control” (as defined in the CIC Plan). The Compensation Committee will administer the CIC Plan. Eligible persons under the CIC Plan are limited to certain executive officers of the Company who are designated by the Compensation Committee as eligible to participate in the CIC Plan.

The CIC Plan provides for certain severance benefits if the participant’s employment with the Company terminates in certain circumstances in connection with a Change in Control. If the CIC Plan participant’s employment is terminated by the Company other than for “Cause” (as defined in the CIC Plan) or by the participant for “Good Reason” (as defined in the CIC Plan), in either case during a “Change in Control Window” (as defined below), the participant will receive the following benefits:

•                  a severance benefit equal to (A) one times the sum of the participant’s annual base salary rate (at the highest annual rate during the six-month period prior to the Change in Control) plus the participant’s target bonus amount (equal to the greater of the target bonus for the fiscal year in which the participant’s employment with the Company terminates or the immediately preceding fiscal year), and (B) a pro-rata target bonus (based on the portion of the year the participant was employed by the Company) for the fiscal year in which the participant’s employment with the Company terminates;

•                  payment or reimbursement of the participant’s premiums to continue coverage under COBRA for up to 12 months;

•                  pursuant to the terms of the Semtech Executive Compensation Plan, accelerated vesting of any unvested account balance under such plan; and

•                  unless otherwise provided for in the applicable award agreement or Participation Agreement, accelerated vesting of any unvested Company equity awards subject to only time-based vesting conditions (including any such award that was originally subject to performance-vesting conditions but as to which the award is subject only to time-based vesting conditions following a Change in Control (as described below)).

The term “Change in Control Window” in the CIC Plan has the same meaning as set forth above in the description of Mr. Maheswaran’s Offer Letter.

A CIC Plan participant’s right to receive the severance benefits described above is contingent on the participant providing a general release of claims in favor of the Company and the participant complying with certain restrictive covenants in favor of the Company.

The CIC Plan does not include a tax “gross-up” provision.  Instead, if any payment or benefit received by a participant in the CIC Plan in connection with a change in control of the Company would have been subject to the Excise Tax, such payments and benefits will either be reduced (but not below zero) as necessary to avoid the participant incurring any such Excise Tax or be paid in full (with the participant paying any Excise Tax due), whichever places the participant in the best after-tax position (taking into account federal, state and local income taxes and the Excise Tax).

Under the CIC Plan, upon the occurrence of a Change in Control, and unless otherwise expressly provided for in an applicable award agreement or a participant’s CIC Plan participation agreement, as to any then outstanding and unvested Company equity awards that are subject to performance-based vesting conditions, the number of shares or units subject to the award will be adjusted to equal the “target” number of shares or units subject to the award, and such adjusted equity award will remain subject to any time-based vesting requirements under the original terms of the award (and will be subject to any accelerated vesting with respect to time-based vesting equity awards as described above).

Unless extended by the Board or the Compensation Committee, the CIC Plan will automatically terminate on December 19, 2019, provided that if a Change in Control occurs during the term of the CIC Plan then in effect, the term of the CIC Plan will not terminate earlier than the second anniversary of such Change in Control. The Company (acting through the Board or the Compensation Committee) may amend or terminate the CIC Plan at any time, but no amendment or termination that occurs within a Change in Control Window will apply to a participant until the later of (i) the expiration of such Change in Control Window or (ii) three months after the Compensation Committee provides the participant with written notice of such amendment or termination, unless the participant consents to the amendment or termination or the amendment or termination does not adversely affect the participant.

The foregoing summary of the CIC Plan is qualified in its entirety by reference to the text of the CIC Plan and the form of Participation Agreement for employees who are currently participants in the Prior CIC Plan, which are filed as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of December 19, 2014, by and between the Company and Mohan Maheswaran.

10.2	Semtech Corporation Executive Change in Control Retention Plan.

10.3	Form of Participation Agreement under the Semtech Corporation Executive Change in Control Retention Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

	By:	/s/Emeka Chukwu
Date: December 22, 2014		Emeka Chukwu
Chief Financial Officer